CHARLIE E. SMITH
                                 709-B West Rusk
                                    Suite 580
                               214-212-2307 Phone



                          INDEPENDENT AUDITORS' CONSENT



As independent certified public accountants, I hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of my report relating to the financial statements of Wickliffe International Corporation (formerly Wholesale On the Net, Inc.), which report appears in the Company's Amended Registration Statement on Form SB-1/A for the year ended June 30, 2000, and to all references to this firm included in such Registration Statement.

                                                       /s/ Charlie E. Smith





Date : May 7, 2001